Exhibit 21
Dover Subsidiaries - Domestic and Foreign

Company Name	Where Incorporated
Domestic
Accelerated Companies, LLC	Delaware
Accelerated Production Services, Inc.	Delaware
Accelerated Production Systems, Inc.	Texas
Anman, LLC	Delaware
Anthony Equity Holdings, Inc.	Delaware
Anthony Holdings, Inc.	Delaware
Anthony Mexico Holdings LLC	Delaware
Anthony North Holdco, Inc.	Delaware
Anthony Refresh Group, LLC	Delaware
Anthony Specialty Glass LLC	Delaware
Anthony TemperBent GP LLC	Delaware
Anthony, Inc.	Delaware
Bayne Machine Works, Inc.	South Carolina
Belvac Production Machinery, Inc.	Virginia
Canada Organization & Development LLC	Delaware
CEP Liquidation, LLC	Delaware
Challenger Process Systems Co.	Delaware
Clove Park Insurance Company	New York
Colder Products Company	Minnesota
Cook Compression, LLC	Delaware
Cook-MFS, Inc.	Delaware
CP Formation LLC	Delaware
CPC Europe, Inc.	Minnesota
CPI Products, Inc.	Delaware
DD1, Inc	Delaware
DDI Properties, Inc.	California
Delaware Capital Formation, Inc.	Delaware
Delaware Capital Holdings, Inc.	Delaware
De-Sta-Co Cylinders, Inc.	Delaware
DFH Corporation	Delaware
Dover Artificial Lift International, LLC	Delaware
Dover Artificial Lift Systems, LLC	Oklahoma
Dover Artificial Lift, LLC	Delaware
Dover BMCS Acquisition Corp.	Delaware
Dover Business Services LLC	Delaware
Dover DEI Services, Inc.	Delaware
Dover Diversified De, Inc.	Delaware
Dover Energy Automation, LLC	Delaware
Dover Energy, Inc.	Delaware
Dover Engineered Systems, Inc.	Delaware
Dover Europe, Inc.	Delaware
Dover Fluids, Inc.	Delaware
Dover Global Holdings, Inc.	Delaware
Dover International Operations Inc.	Delaware
Dover International Ventures Inc.	Delaware
Dover Overseas Ventures, Inc.	Delaware
Dover PCS Holding LLC	Delaware
Dover Refrigeration & Food Equipment, Inc.	Delaware

Dover WSCR Holding LLC	Delaware
Dover WSCR LLC	Delaware
Dow-Key Microwave Corporation	Delaware
EOA Systems, Inc.	Delaware
GAL, LLC	Virginia
Gala Industries, Incorporated	Virginia
GIIER, LLC	Virginia
Griswold Acquisition Company	Delaware
Griswold Pump Company	Delaware
Harbison-Fischer, Inc.	Delaware
Hill PHOENIX WIC, LLC	Delaware
Hill PHOENIX, Inc.	Delaware
Honetreat Company	California
Hydro Systems Company	Delaware
Hydromotion, Inc.	Delaware
Industrial Motion Control, LLC	Delaware
Inpro/Seal LLC	Delaware
JK Group USA, Inc.	Tennessee
J-TECK U.S.A., Inc.	Connecticut
K&L Microwave, Inc.	Delaware
K. S. Boca Inc.	Florida
Knappco Corporation	Delaware
KS Formation, Inc.	Delaware
KS Liquidation, Inc.	Texas
KSLP Liquidation, L.P.	Texas
Maag Automatik Inc.	North Carolina
Maag Pump Systems (US) Inc.	Delaware
Marathon Equipment Company (Delaware)	Delaware
MARKEM Holdings, Inc.	Vermont
MARKEM International, Inc.	New Hampshire
MARKEM Tag, Inc.	Delaware
MARKEM-IMAJE Corporation	New Hampshire
Midland Manufacturing Corp.	Delaware
MIP Holdings, Inc.	Delaware
Neptune Chemical Pump Company	Delaware
Norris Rods, Inc.	Delaware
Norriseal-WellMark, Inc.	Delaware
Northern Lights (Nevada), Inc.	Nevada
Northern Lights Funding LP	Delaware
Northern Lights Investments LLC	Delaware
Nova Controls, Inc.	Delaware
NPS Services, Inc.	Delaware
Oil Lift Technology, Inc.	New Mexico
OK International Holdings, Inc.	Delaware
OK International, Inc.	California
OPW Engineered Systems, Inc.	Delaware
OPW Fuel Management Systems, Inc.	Delaware
OPW Fueling Components, Inc.	Delaware
OPW Fueling Containment Systems, Inc.	Delaware
PCS Ferguson, Inc.	Delaware
PDQ Manufacturing, Inc.	Delaware
Performance Motorsports International, Inc.	Delaware
Pike Machine Products, Inc.	New Jersey
PISCES by OPW, Inc.	Delaware

Pole/Zero Acquisition, Inc.	Delaware
Pro Rod USA Inc.	Delaware
Products Flange and Supply, Inc.	Texas
Provacon, Inc.	Delaware
Pump Management Services Co., LLC	Delaware
Quartzdyne Inc.	Delaware
Revod Corporation	Delaware
Richards Industries, Inc.	Delaware
Robohand, Inc.	Delaware
SE Liquidation, LLC	Delaware
Spirit Global Energy Solutions, Inc.	Delaware
Sure Seal, Inc.	Delaware
SWEP North America Inc.	Delaware
Tartan Textile Services, Inc.	Delaware
Texas Hydraulics Newco, Inc.	Delaware
Texas Hydraulics, Inc.	Delaware
The Curotto-Can, LLC	Delaware
The Heil Co.	Delaware
Theta Oilfield Services, Inc.	Delaware
Tipper Tie, Inc.	Delaware
TTSI III, Inc.	Delaware
Tulsa Winch, Inc.	Delaware
UAC Corporation	Delaware
Unified Brands, Inc.	Delaware
UPCO, Inc.	Oklahoma
US Synthetic Corporation	Delaware
Val Glass US LLC	Delaware
Val TemperBent Glass, L.P.	Georgia
Vehicle Service Group, LLC	Delaware
Warn Industries, Inc.	Delaware
Waukesha Bearings Corporation	Delaware
WellMark Holdings, Inc.	Delaware
Wilden Pump and Engineering LLC	Delaware
Windrock Incorporated	Tennessee

Foreign
Accelerated Production Systems Limited	England & Wales
Advansor A/S	Denmark
ALMATEC Maschinenbau GmbH	Germany
Anthony Brasil Equipamentos para Industrial Allmenticia Ltda.	Brazil
Anthony International Foreign Sales Corp.	Barbados
Anthony International Holding Company	Cayman Islands
Anthony Technical Glass (Shanghai) Co. Ltd	China
Automatik do Brasil Maquinas Para Industria do Plastico Ltda.	Brazil
Automatik Grundstücksverwaltung GmbH & Co. KG	Germany
Automatik Plastics Machinery (Taiwan) Ltd.	Taiwan
Automatik Plastics Machinery Sdn. Bhd.	Malaysia
Belvac Middle East FZE	Dubai
BlitzRotary GmbH	Germany
BSC Filters Limited	United Kingdom
Chief Automotive Technologies (Shanghai) Trading Company, Ltd.	China
Colder Products Company GmbH	Germany
Colder Products Company LTD	Hong Kong
Cook Compression BV	Netherlands

Cook Compression Limited	United Kingdom
De Sta Co (Asia) Company, Limited	Thailand
DE-STA-CO Benelux B.V.	Netherlands
De-Sta-Co Europe GmbH	Germany
DE-STA-CO FRANCE	France
DE-STA-CO Shanghai Co. Ltd.	China
De-Sta-Co-Ema Industria e Comercio Ltda.	Brazil
Dover (China) Investment Co., Ltd.	China
Dover (Schweiz) Holding GmbH	Switzerland
Dover (Shanghai) Trading Company Ltd.	China
Dover (Shenzhen) Industrial Equipment Manufacturing Co., Ltd.	China
Dover (Suzhou) Industrial Equipment Manufacturing Co., Ltd.	China
Dover Artificial Lift Pty. Ltd.	Queensland
Dover Artificial Lift S.A.	Argentina
Dover Asia Trading Private Ltd.	Singapore
Dover Australia Holdings Pty Limited	Australia
Dover Canada Finance LP	Canada
Dover Canada ULC Dover Canada S.R. I.	British Columbia
Dover CLP Formation Limited Partnership	British Columbia
Dover Corporation Regional Headquarters	China
Dover CR, spol s r.o.	Czech Republic
Dover Denmark Holdings ApS	Denmark
Dover do Brasil Ltda.	Brazil
Dover EMEA FZE	Dubai
Dover Energy (Kenya) Limited	Kenya
Dover Energy UK Ltd	England & Wales
Dover Engineered Systems UK Ltd	England & Wales
Dover Europe Sarl	Switzerland
Dover Fluids UK Ltd	United Kingdom
Dover France Holdings, S.A.S.	France
Dover France Participations SAS	France
Dover France Technologies S.A.S.	France
Dover Germany GmbH	Germany
Dover Global Trading Pte. Ltd.	Singapore
Dover Holdings de Mexico S.A. de C.V.	Mexico
Dover India Pvt., Ltd.	India
Dover Intercompany Services UK Limited	England & Wales
Dover International B.V.	Netherlands
Dover International ithalat ihracat ve Pazarlama Limited Sirketi	Turkey
Dover International Ventures Tunisia S.a.r.l.	Tunisia
Dover Italy Holdings S.r.l.	Italy
Dover Luxembourg Finance Sarl	Luxembourg
Dover Luxembourg Participations Sarl	Luxembourg
Dover Luxembourg S.a.r.l.	Luxembourg
Dover Luxembourg Services Sarl	Luxembourg
Dover Middle East LLC	Oman
Dover Refrigeration & Food Equipment UK Ltd	United Kingdom
Dover Resources International de Mexico S. de R.L. C.V.	Mexico
Dover Solutions Colombia SAS	Colombia
Dover Southeast Asia (Thailand) Ltd.	Thailand
Dover Spain Holdings, S.L.	Spain
Dover UK Pensions Limited	United Kingdom
Ebs-Ray Holdings Pty Ltd	New South Wales
Ebs-Ray Industries Pty. Ltd.	New South Wales

Ebs-Ray Pumps Pty. Ltd.	New South Wales
Ferguson CO. S.A.	Belgium
Fibrelite Composites Limited	England & Wales
Fibresec Holdings Limited	England & Wales
Fibresec Limited	England & Wales
Finder Oriental (Beijing) Trading Co. Ltd	China
Finder Pompe S.P.A.	Italy
FindeR Pompes	France
Finder United Saudi Arabia Company	Saudi Arabia
Gala Industries Asia Limited	Thailand
Gala Kunststoff-Und Kautschukmaschinen GmbH	Germany
Harbison-Fischer Australia Pty Ltd	Australia
Hard Parts Direct B.V.	Netherlands
Hill Phoenix Costa Rica, Sociedad De Responsabilidad Limitada	Costa Rica
Hill Phoenix de Mexico, S.A. de C.V.	Mexico
Hill Phoenix El Salvador, Limitada de Capital Variable	El Salvador
Hill Phoenix Guatemala, Sociedad Anonima	Guatemala
Hill Phoenix Nicaragua, Sociedad Anonima	Nicaragua
Hiltap Fittings Ltd.	Canada
Hydro Systems Europe, Ltd.	United Kingdom
Hydronova Australia-NZ Pty Ltd	Australia
International Trade and Equipment B.V.	Netherlands
JK Group SPA	Italy
K&L Microwave DR, Inc.	British Virgin Islands
Kiian Digital (Shanghai) Co., Ltd.	China
KPS (Beijing) Petroleum Equipment Trading Co, Ltd.	China
KPS Asia Sdn. Bhd.	Malaysia
KPS France SARL	France
KPS Fueling Solutions Sdn. Bhd.	Malaysia
KPS Hong Kong Holding Limited	Hong Kong
KPS UK Limited	England & Wales
Lianyngang Jump Petroleum and Chemical Machinery Co., Ltd.	China
Liquip International Pty Limited	Victoria
Maag Automatik GmbH	Germany
Maag Automatik Plastics Machinery (Shanghai) Co. Ltd.	China
Maag Automatik Srl	Italy
Maag Pump Systems AG	Switzerland
Maag Pump Systems SAS	France
MARKEM (Shanghai) Commercial Co. Ltd.	China
MARKEM FZ SA	Uruguay
MARKEM S.A. de C.V.	Mexico
MARKEM UK Holdings 1 Unlimited	United Kingdom
MARKEM UK Holdings 2 Limited	United Kingdom
Markem-Imaje (China) Co., Limited	China
Markem-Imaje A/S	Denmark
Markem-Imaje AB	Sweden
Markem-Imaje AG	Switzerland
Markem-Imaje AS	Norway
Markem-Imaje B.V.	Netherlands
Markem-Imaje Co., Ltd.	South Korea
Markem-Imaje CSAT GmbH	Germany
Markem-Imaje GmbH	Germany
Markem-Imaje Holding	France
Markem-Imaje Identificacao de Produtos Ltda.	Brazil

Markem-Imaje Inc.	Canada
Markem-Imaje India Private Limited	India
Markem-Imaje Industries	France
Markem-Imaje Industries Limited	United Kingdom
Markem-Imaje KK	Japan
Markem-Imaje Limited	Hong Kong
Markem-Imaje Limited	United Kingdom
Markem-Imaje LLC	Russian Federation
Markem-Imaje Ltd.	Taiwan
Markem-Imaje Ltd.	Thailand
Markem-Imaje N.V.	Belgium
Markem-Imaje Oy	Finland
Markem-Imaje Pty Ltd	Australia
Markem-Imaje S.A.	Argentina
Markem-Imaje S.A. de C.V.	Mexico
Markem-Imaje S.r.l. a socio unico	Italy
Markem-Imaje SAS	France
Markem-Imaje Sdn Bhd	Malaysia
Markem-Imaje Software Development Centre Pvt. Ltd.	India
Markem-Imaje Spain S.A.U	Spain
Markem-Imaje Unipessoal, Lda (Portugal)	Portugal
Markpoint Holding AB	Sweden
Mouvex SASU	France
MS Printing Solutions S.R.L.	Italy
Norris Production Solutions Mexico S.A. de C.V.	Mexico
Norris Production Solutions Middle East LLC	Oman
Oil Lift Technology Inc.	Alberta
Oil Lift Technology SAS	Colombia
OK International (UK) Ltd.	United Kingdom
OPW Fluid Transfer Group Europe B.V.	Netherlands
OPW Fueling Components (SuZhou) Co., Ltd.	China
OPW Iberia Sociedad Limitada	Spain
OPW Malaysia Sdn. Bhd.	Malaysia
OPW Slovakia s.r.o.	Slovakia
OPW Sweden AB	Sweden
PCS Ferguson Canada Inc.	Alberta
Petro Vend, Inc. [Poland]	Poland
PMI Europe B.V	Netherlands
Pro-Rod Inc.	Alberta
PSG (Shanghai) Co., Ltd	China
Pullmaster Winch Corporation	British Columbia
Reduction Engineering GmbH	Germany
Revod Finance Ireland Limited	Ireland
Revod Luxembourg S.a.r.l.	Luxembourg
Revod SAS	France
Revod Sweden AB	Sweden
Rotary Lift Consolidated (Haimen) Co., Ltd	China
Scheer Pelletizing Systems & Machinery (Shanghai) Co., Ltd	China
Spirit Global Energy Solutions Canada Ltd.	Alberta
St. Neots Sheet Metal Co. Limited	United Kingdom
SWEP A.G.	Switzerland
Swep Energy Oy	Finland
Swep International A.B.	Sweden
Swep Japan K.K.	Japan

SWEP Malaysia Sdn. Bhd.	Malaysia
SWEP Slovakia s.r.o.	Slovakia (slovak Republic)
SWEP Technology (Suzhou) Co., Ltd.	China
Tianjin Red Screw Pump Manufacture Technology Co., Ltd.	China
Tipper Tie Alpina GmbH	Switzerland
Tipper Tie Technopack B. V.	Netherlands
Tipper Tie Technopack GmbH	Germany
Vectron Frequency Devices (Shanghai) Co., Ltd	China
Vos Food Stores Equipment Ltd.	Ontario
Waukesha Bearings Limited	United Kingdom
Waukesha Bearings Russia LLC	Russian Federation
Wei Li Pump Shanghai Co., LTD.	China